Warburg, Pincus Equity Partners, L.P.
466 Lexington Avenue
New York, New York  10017
InterMune, Inc. (ITMN)
November 25, 2003


                               Continuation Sheet

                                     Form 4

                  Statement of Changes in Beneficial Ownership

Explanation of Responses:

Exhibit 99
----------

     Includes shares of common stock, par value $0.001 per share ("Common Stock"), held by Warburg, Pincus Equity Partners, L.P. and three affiliated partnerships (the "WPEP Group"). Warburg Pincus & Co. ("WP") is the sole general partner of each of the partnerships of the WPEP Group. WP is managed by Warburg Pincus LLC (formerly E.M. Warburg, Pincus & Co., LLC) ("WP LLC"). By reason of the provisions of Rule 16a-1 of the Exchange Act, WP and WP LLC may be deemed to be the beneficial owners of the Common Stock held by WPEP, although both WP and WP LLC disclaim beneficial ownership of the Common Stock except to the extent of any indirect pecuniary interest therein. Jonathan Leff, a director of InterMune, Inc., is a managing director and member of WP LLC and a general partner of WP. Mr. Leff may be deemed to have an indirect pecuniary interest in an indeterminate portion of the shares beneficially owned by the WPEP Group. Mr. Leff disclaims beneficial ownership of the shares held by these entities except to the extent of any indirect pecuniary interest therein.

Warburg, Pincus Equity Partners, L.P.
466 Lexington Avenue
New York, New York  10017
InterMune, Inc. (ITMN)
November 25, 2003


1.   Name:     Warburg Pincus & Co. (General Partner)
     Address:  466 Lexington Avenue
               New York, New York  10017

2.   Name:     Warburg Pincus LLC (formerly E.M. Warburg, Pincus & Co., LLC)
               (Manager)
     Address:  466 Lexington Avenue
               New York, New York  10017


Designated Filer:   Warburg, Pincus Equity Partners, L.P.
Issuer  & Ticker Symbol:      InterMune, Inc. (ITMN)
Period Covered By Form:       November 25, 2003

Warburg, Pincus Equity Partners, L.P.
466 Lexington Avenue
New York, New York  10017
InterMune, Inc. (ITMN)
November 25, 2003


                              WARBURG PINCUS & CO.


                              By:  /s/ Scott A. Arenare          11/26/03
                                   ----------------------        --------
                              Name:   Scott A. Arenare           Date
                              Title:  Partner


                              WARBURG PINCUS LLC


                              By:  /s/ Scott A. Arenare          11/26/03
                                   ----------------------        --------
                              Name:   Scott A. Arenare           Date
                              Title:  Managing Director